Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-127352

February 22, 2006

Luminent Mortgage Trust 2006-2

Preliminary Marketing Materials

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet                                                                               Date Prepared: February 9, 2006

Luminent Mortgage Trust 2006-2

Mortgage Pass-Through Certificates, Series 2006-2

 $746,973,000 Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call/ Mat(2)	Pmt Window (Mths) Call/ Mat(2)	Interest Rate Type	Tranche Type	Expected Ratings Moody’s/S&P
A1A	$430,392,000	3.11/3.38	1-99/1-446	Floater (3)	Super Senior Floater	Aaa/AAA
A1B	$179,330,000	3.11/3.38	1-99/1-446	Floater (3)	Senior Mezz Floater	Aaa/AAA
A1C	$107,598,000	3.11/3.38	1-99/1-446	Floater (3)	Senior Mezz Floater	Aaa/AAA
X (4)	Notional	Not Marketed Hereby		Variable	Senior IO	Aaa/AAA
PO (5)	$100			N/A	Senior PO	Aaa/AAA
A-R	$100			Net WAC	Senior Residual	Aaa/AAA
B-1	$29,653,000	5.65/6.31	28-99/28-479	Floater (6)	Subordinate Floater	Aa2/AA
B-2	$18,434,000	Not Marketed Hereby		Floater (6)	Subordinate Floater	A2/A
B-3	$11,221,000			Floater (6)	Subordinate Floater	Baa2/BBB
B-4	$10,419,000	Not Offered Hereby		Floater (6)	Subordinate Floater	NR/BB
B-5	$8,015,000			Floater (6)	Subordinate Floater	NR/B
B-6	$6,411,642			Floater (6)	Subordinate Floater	NR/NR
Total	$801,473,842

1.

Distributions on the Class A1A, Class A1B, Class A1C, Class A-R, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class PO Certificates will be derived from a pool of  adjustable rate mortgage loans (the “Mortgage Loans”).

        Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

2.

 The WAL and Payment Window for the Class A1A, Class A1B, Class A1C and Class B-1 Certificates are shown to the first possible Optional Call Date and to maturity.

3.

On each Distribution Date, the Certificate Interest Rate for the Class A1A, Class A1B and Class A1C Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the related Net WAC Cap and (iii) the related Net Maximum Rate Cap.

4.

The Class X Certificates will have a notional balance equal to the aggregate balance of the Mortgage Loans.  It will accrue interest on its notional balance on each Distribution Date at a Certificate Interest Rate equal to the quotient of (a) the product of (1)  the excess, if any, of (i) the interest accrued on the mortgage loans for the related due period at the net mortgage rate over (ii)  the sum of the interest accrued on the Certificates (other than the Class X Certificates) during the related accrual period plus the insurance premium attributed to the Class A1C Certificates for such Distribution Date, multiplied by (2) 12, divided by (b) the Class notional amount of the Class X Certificates as of the day immediately preceding such distribution date.

5

.The Class PO Certificates will have an initial principal balance equal to $100, which principal balance will be increased to the extent of any Net Deferred Interest allocated to the Class X Certificates, as described herein.  The Class PO Certificates will not receive interest distributions.

6

.On each Distribution Date, the Certificate Interest Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be equal to the least of (i) One-Month LIBOR plus the related margin (which margin will be multiplied by 1.5 for the Subordinate Certificates after the first possible Optional Call Date), (ii) the related Net WAC Cap and (iii) the related Net Maximum Rate Cap.

Sponsor:

Luminent Mortgage Capital, Inc

Depositor:

Greenwich Capital Acceptance, Inc.

Lead Underwriter:

Greenwich Capital Markets, Inc.

Co-Manager:

WaMu Capital Corp.

Insurance Policy

Provider:

[Financial Security Assurance Inc.]

Master Servicer and

Securities Administrator:

Wells Fargo Bank, NA

Servicers:

Countrywide Home Loans Servicing, LP and Paul Financial, LLC.

Trustee:

HSBC Bank USA, NA.

Custodian:

The Bank of New York.

Rating Agencies:

S&P and/or Moody’s will rate the Offered Certificates.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:

February 1, 2006.

Expected Pricing Date:

February [16], 2006.

Closing Date:

February 23, 2006.

Distribution Date:

The 25th day of each month (or if such day is not a business day, the next succeeding business day), commencing in March 2006.

Certificates:

The Class A1A, Class A1B, Class A1C, Class X, Class PO and Class A-R Certificates (together the “Class A Certificates” or the “Senior Certificates”).  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.  The Class A1A, Class A1B, Class A1C and Class B-1 Certificates (collectively, the “Offered Certificates”) are being offered publicly herein.

Accrued Interest:

The Senior Certificates (other than the Class A-R and Class X Certificates) and the Subordinate Certificates will settle flat.

The Class A-R and Class X Certificates will settle with 22 days accrued interest.

Interest Accrual Period:

The interest accrual period for the Class A-R and Class X Certificates will be the calendar month prior to such Distribution Date (on a 30/360 basis).

The interest accrual period with respect to the Class A1A, Class A1B and Class A1C Certificates and the Subordinate Certificates for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

Registration:

The Offered Certificates will be made available in book-entry form through DTC.  The Offered Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:

It is anticipated that the Senior Certificates (other than the Class A-R Certificates) and Subordinate Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class A-R Certificate will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:

The Class A1A, Class A1B, Class A1C, Class X, Class PO, Class B-1, Class B-2 and Class B-3 Certificates are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Class A1A, Class A1B, Class A1C, Class X, Class PO, Class B-1, Class B-2 and Class B-3 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Class A Certificates and Class B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.  The Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:

The terms of the transaction allow for an optional call of the Mortgage Loans and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Minimum Denomination:

$25,000 and integral multiples of $1 in excess thereof; provided that the Certificates must be purchased in minimum total investments of $100,000.

Final Maturity Date:

The Distribution Date occurring in February 2046.

Mortgage Loans:

The “Mortgage Loans” consist of adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $801,473,842.  On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.  Approximately 99.67% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”). Approximately 0.33% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon an index rate the weighted average cost of funds of depository institutions, headquartered in Arizona, California or Nevada and members of the Eleventh District of the Federal Home Loan Bank System, as computed from statistics tabulated and published by the FHLB of San Francisco (“COFI”).  After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  Approximately 12.58% of the mortgage loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”).  The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

Credit Enhancement:

Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Senior Certificates will consist of the subordination of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, initially approximately [10.50]% total subordination.

Credit enhancement for the Class B-1 Certificates will consist of the subordination of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, initially approximately [6.80]% total subordination.

and

for the Class A1C Certificates only, a monoline insurance policy (“The Policy”).

The Policy:

The policy is for the benefit of the Class A1C Certificates. The policy will unconditionally and irrevocably guarantee payment of (i) the outstanding principal balance of the Class A1C Certificates on their final scheduled distribution date and (ii) accrued and unpaid interest calculated at the certificate interest rate due on the Class A1C Certificates, as applicable, and (iii) any realized losses allocable to the Class A1C Certificates. The Class A1C certificate insurance policy will not provide credit enhancement for any class of certificates other than the Class A1C Certificates.

Shifting Interest:

Prior to the Distribution Date occurring in March 2016, the Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement percentage provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal.

The unscheduled principal payment percentages on the Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

March 2006 – February 2016

0% Pro Rata Share

March 2016 – February 2017

30% Pro Rata Share

March 2017 – February 2018

40% Pro Rata Share

March 2018 – February 2019

60% Pro Rata Share

March 2019 – February 2020

80% Pro Rata Share

March 2020 and after

100% Pro Rata Share

However, if the credit enhancement percentage provided by the Subordinate Certificates has doubled from the initial credit enhancement percentage (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in March 2009, the Subordinate Certificates will be entitled to only 50% of their pro rata share of the unscheduled principal payments or (ii) on or after the Distribution Date in March 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of the unscheduled principal payments.

Scheduled principal payments will be distributed pro rata to the Senior and Subordinate Certificates.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates.  In the event the current senior percentage (aggregate class principal balance of the Senior Certificates, divided by the aggregate principal balance of the Mortgage Loans) exceeds the applicable initial senior percentage (aggregate class principal balance of the Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date), the Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Unscheduled principal will generally consist of the sum of (i) liquidation proceeds, recoveries, and other unscheduled principal amounts and (ii) the excess, if any, of voluntary prepayments over Deferred Interest.

Allocation of

Realized Losses:

Any realized losses on the Mortgage Loans will be allocated as follows: to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and to the Class A-R, Class A1A, Class A1B and Class A1C Certificates and the Class PO Certificate, on a pro-rata basis until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class A1A, Class A1B and Class A1C Certificates will be allocated sequentially to the Class A1C, Class A1B and Class A1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate (0.375% for loans on which Countrywide is the servicer and 0.3625% for loans on which Paul Financial is the servicer), LPMI fee rate, if any, and the master servicing fee rate (0.0125%).

Net WAC Cap:

The “Net WAC Cap” for the Class A1A and Class A1B Certificates and the Subordinate Certificates is equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date, adjusted for the related accrual period.

The “Net WAC Cap” for the Class A1C Certificates is equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans on the first day of the month prior to such Distribution Date (y) less the insurance premium rate for such Distribution Date, adjusted for the related accrual period.

Net Maximum Rate:

The “Net Maximum Rate” with respect to each Mortgage Loans is equal to the maximum mortgage rate less the servicing fee rate (0.375% for loans on which Countrywide is the servicer and 0.3625% for loans on which Paul Financial is the servicer), LPMI fee rate, if any, and the master servicing fee rate (0.0125%).

Net Maximum Rate Cap:

The “Net Maximum Rate Cap” for the each of the Certificates is equal to the related Net WAC Cap computed by assuming each Mortgage Loan accrued interest at its Net Maximum Rate.

Carryover Shortfall

Amount:

Each of the Offered Certificates will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) interest accrued at the Certificate Interest Rate for such Class (without giving effect to the related Net WAC Cap) over (b) the amount of interest actually accrued on such Class and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the related Net WAC Cap) (together, the related “Carryover Shortfall Amount”).  The Carryover Shortfall Amount will be paid only to the extent of interest otherwise distributable to the Class X Certificates (after the reduction due to Net Deferred Interest allocable to the Class X Certificates).

Adjusted Cap Rate:

The “Adjusted Cap Rate” for the Class A1A, Class A1B, and Class A1C Certificates and the Subordinate Certificates and for any Distribution Date equals (x) the related Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Distribution Date.

The “Adjusted Cap Rate” for the Class X Certificates and any Distribution Date shall equal the Certificate Interest Rate for the Class X Certificates, computed for this purposes by (i) reducing the amount of interest accrued on the Mortgage Loans for the related Due Period by the amount of any Net Deferred Interest for such Distribution Date, and (ii) computing the amount of interest accrued on the certificates (other than the Class X Certificates) by substituting “Adjusted Cap Rate” for “Net WAC Cap” in the definition of pass-through rate for each of the Certificates.

Net Deferred Interest :

The “Net Deferred Interest” for a Distribution Date is the excess, if any, of Deferred Interest for the related due period over voluntary principal prepayments for the related prepayment period.

Certificates Priority of

Distributions:

Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)* The Senior Certificates, accrued and unpaid interest, at the related Certificate Interest Rate, provided, however, that any interest distributable to the Class X Certificates will be reduced to the extent necessary to pay any related Carryover Shortfall Amount below (after giving effect to any related Net Deferred Interest amount allocated to the Class PO Certificate);

2)

from the Mortgage Loans, first to the Class A-R, second pro rata to the Class A1A, Class A1B and Class A1C Certificates and third to the Class PO Certificates, until the principal balance of such Class has been reduced to zero, up to the principal allocable for such classes;

3)

to the Class A1A, Class A1B and Class A1C Certificates, based on amounts due, to pay any related Carryover Shortfall Amount from amounts otherwise distributable with respect to the Class X Certificates, respectively (after giving effect to any related Net Deferred Interest amount allocated to the Class X Certificates);

4)

To the Insurer, any reimbursement amounts due for prior draws on the Policy;

5)

Class B-1 Certificates, accrued and unpaid interest at the Class B-1 Certificate Interest Rate;

6)

Class B-1 Certificates, principal allocable to such Class;

7)

to the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in sequential order, accrued and unpaid interest at the related Certificate Interest Rate and their respective share of principal allocable to such Classes;

8)

to the Subordinate Certificates, sequentially in numerical order, to pay any related Carryover Shortfall Amount from amounts otherwise distributable with respect to the Class X Certificates (after giving effect to any Net Deferred Interest amount allocated to the Class X Certificates)

*

The accrued and unpaid interest payable to a Class of Certificates on any Distribution Date will be reduced by the amount of any related Net Deferred Interest allocated to such Class of Certificates on such Distribution Date.

Aggregate Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$801,473,842	$46,000	$2,003,840
Average Scheduled Principal Balance	$508,549
Number of Mortgage Loans	1,576

Originator:
Countrywide	87.42%
Paul Financial	12.58%

Weighted Average Gross Coupon	6.719%	1.000%	8.618%
Weighted Average FICO Score	703	573	813
Weighted Average Combined Original LTV	76.01%	20.00%	95.00%

Weighted Average Original Term	362 months	360 months	480 months
Weighted Average Stated Remaining Term	359 months	351 months	479 months
Weighted Average Seasoning	3 months	0 months	9 months

Weighted Average Gross Margin	3.145%	1.000%	5.000%
Weighted Average Minimum Interest Rate	3.142%	1.000%	5.000%
Weighted Average Maximum Interest Rate	10.292%	9.950%	19.900%
Weighted Average Months to Roll	1 months	1 months	1 months

Maturity Date		May 1 2035	Jan 1 2046
Maximum Zip Code Concentration	0.59%	92064

ARM	100.00%	Cash Out Refinance	40.88%
		Purchase	43.67%
2 YR MTA NEG AM	0.11%	Rate/Term Refinance	15.45%
5 YR MTA NEG AM	0.25%
MONTHLY COFI NEG AM	0.33%	2-4 Units	8.76%
MONTHLY MTA NEG AM	99.31%	Condominium	8.71%
		PUD	21.84%
Not Interest Only	100.00%	Single Family	60.68%

Prepay Penalty: N/A	2.78%	Investor	13.03%
Prepay Penalty: 12 months	48.27%	Primary	83.22%
Prepay Penalty: 24 months	1.42%	Second Home	3.75%
Prepay Penalty: 36 months	47.53%
		Top 5 States:
First Lien	100.00%	California	72.70%
		Florida	7.03%
Alternative Documentation	2.52%	Nevada	3.24%
Full Documentation	8.11%	Virginia	2.68%
Reduced Documentation	70.92%	Arizona	2.38%
SISA	6.77%
SIVA	11.67%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1	46,000.14	0.01%	7.193	358	79.31	688
50,000.01 - 100,000.00	13	1,050,938.39	0.13%	6.929	358	77.43	707
100,000.01 - 150,000.00	30	3,884,112.57	0.48%	6.801	357	73.05	696
150,000.01 - 200,000.00	57	9,997,259.32	1.25%	6.953	362	76.96	702
200,000.01 - 250,000.00	52	11,576,619.15	1.44%	6.709	360	74.43	709
250,000.01 - 300,000.00	58	16,243,656.49	2.03%	6.893	366	77.87	703
300,000.01 - 350,000.00	56	18,232,865.49	2.27%	6.843	360	75.78	700
350,000.01 - 400,000.00	165	62,483,156.56	7.80%	6.925	357	79.15	687
400,000.01 - 450,000.00	261	110,547,653.96	13.79%	6.798	358	77.12	702
450,000.01 - 500,000.00	253	119,780,928.19	14.95%	6.739	361	77.08	705
500,000.01 - 550,000.00	160	83,481,899.71	10.42%	6.770	360	77.78	704
550,000.01 - 600,000.00	111	63,606,100.27	7.94%	6.684	358	77.47	699
600,000.01 - 650,000.00	92	57,330,609.84	7.15%	6.738	359	76.28	703
650,000.01 - 700,000.00	59	39,352,825.76	4.91%	6.697	357	74.75	701
700,000.01 - 750,000.00	42	30,402,790.45	3.79%	6.760	357	72.99	705
750,000.01 - 800,000.00	27	20,901,910.51	2.61%	6.510	367	75.79	706
800,000.01 - 850,000.00	18	14,838,404.46	1.85%	6.395	364	71.89	702
850,000.01 - 900,000.00	20	17,509,917.71	2.18%	6.368	357	74.74	721
900,000.01 - 950,000.00	13	12,021,962.43	1.50%	6.324	358	75.33	680
950,000.01 - 1,000,000.00	26	25,469,085.58	3.18%	6.550	358	74.19	719
1,000,000.01+	62	82,715,145.36	10.32%	6.589	359	70.87	711
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	1	328,800.00	0.04%	1.000	360	68.50	800
1.500 - 1.999	6	3,963,955.50	0.49%	1.696	358	75.14	701
2.000 - 2.499	3	1,372,094.05	0.17%	2.239	358	77.03	735
2.500 - 2.999	3	1,097,751.16	0.14%	2.683	358	80.47	650
3.000 - 3.499	1	211,302.11	0.03%	3.250	358	80.00	686
4.000 - 4.499	1	67,812.29	0.01%	4.250	358	80.00	629
4.500 - 4.999	2	1,485,788.87	0.19%	4.724	357	72.32	662
5.000 - 5.499	1	143,683.03	0.02%	5.268	358	80.00	713
5.500 - 5.999	37	24,069,145.79	3.00%	5.807	360	75.46	714
6.000 - 6.499	273	155,852,512.20	19.45%	6.319	357	74.62	715
6.500 - 6.999	692	355,890,919.36	44.40%	6.709	358	75.71	706
7.000 - 7.499	479	223,810,095.78	27.92%	7.102	363	76.64	690
7.500 - 7.999	47	21,461,325.38	2.68%	7.683	362	79.09	717
8.000 - 8.499	25	9,870,057.45	1.23%	8.197	357	87.06	696
8.500 - 8.999	5	1,848,599.37	0.23%	8.570	357	89.31	654
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
550-574	1	2,002,496.50	0.25%	6.493	357	71.43	573
575-599	2	661,733.79	0.08%	6.489	358	78.77	593
600-624	26	11,498,074.61	1.43%	6.675	357	74.40	621
625-649	155	71,254,785.74	8.89%	6.812	357	74.59	638
650-674	271	131,357,134.37	16.39%	6.848	358	76.43	664
675-699	392	201,771,737.48	25.18%	6.720	359	77.42	688
700+	729	382,927,879.85	47.78%	6.661	360	75.46	740
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	25	10,547,942.22	1.32%	6.542	360	40.58	726
50.00- 54.99	15	10,410,006.12	1.30%	6.637	359	52.76	706
55.00- 59.99	22	11,015,684.01	1.37%	6.607	357	57.18	711
60.00- 64.99	45	26,132,596.29	3.26%	6.658	357	62.76	689
65.00- 69.99	89	56,596,909.43	7.06%	6.638	360	67.34	709
70.00- 74.99	192	108,934,573.38	13.59%	6.667	359	71.74	705
75.00- 79.99	370	189,925,832.66	23.70%	6.731	358	76.71	701
80.00	702	342,303,244.79	42.71%	6.686	360	80.00	705
80.01- 84.99	10	4,113,723.11	0.51%	7.529	357	83.77	685
85.00- 89.99	29	10,769,882.94	1.34%	7.484	357	88.40	688
90.00- 94.99	65	26,636,088.88	3.32%	7.124	356	90.42	688
95.00- 99.99	12	4,087,358.51	0.51%	7.422	356	95.00	701
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	1,549	788,416,755.16	98.37%	6.714	357	76.01	703
480	27	13,057,087.18	1.63%	7.068	479	76.35	723
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	1,549	788,416,755.16	98.37%	6.714	357	76.01	703
361+	27	13,057,087.18	1.63%	7.068	479	76.35	723
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	43	20,507,251.52	2.56%	6.482	358	73.09	715
20.01 -25.00	61	25,658,040.47	3.20%	6.719	362	74.15	720
25.01 -30.00	124	60,625,778.57	7.56%	6.665	357	76.71	702
30.01 -35.00	191	106,100,251.76	13.24%	6.695	359	74.18	707
35.01 -40.00	426	216,337,471.00	26.99%	6.729	362	76.96	705
40.01 -45.00	361	192,772,678.96	24.05%	6.749	359	75.58	701
45.01 -50.00	213	109,130,490.08	13.62%	6.737	357	77.15	693
50.01 -55.00	137	60,425,604.55	7.54%	6.758	357	76.04	707
55.01 -60.00	9	4,870,656.77	0.61%	6.214	358	76.31	703
None	11	5,045,618.66	0.63%	6.933	357	78.19	679
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,576	801,473,842.34	100.00%	6.719	359	76.01	703
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 YR MTA NEG AM	3	914,965.35	0.11%	6.546	359	78.48	745
5 YR MTA NEG AM	4	1,977,032.71	0.25%	6.489	359	68.61	720
MONTHLY COFI NEG AM	9	2,663,546.15	0.33%	7.205	359	77.13	736
MONTHLY MTA NEG AM	1,560	795,918,298.13	99.31%	6.719	359	76.02	703
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	1,576	801,473,842.34	100.00%	6.719	359	76.01	703
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	46	22,316,213.93	2.78%	6.765	364	76.02	725
Prepay Penalty: 12 months	704	386,832,390.94	48.27%	6.647	359	75.87	706
Prepay Penalty: 24 months	25	11,414,456.90	1.42%	6.883	384	73.82	715
Prepay Penalty: 36 months	801	380,910,780.57	47.53%	6.786	359	76.22	699
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,576	801,473,842.34	100.00%	6.719	359	76.01	703
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alternative Documentation	40	20,218,525.65	2.52%	6.577	357	78.79	675
Full Documentation	141	65,002,889.55	8.11%	6.742	358	78.31	692
Reduced Documentation	1,067	568,415,173.04	70.92%	6.710	357	75.92	701
SISA	124	54,267,059.84	6.77%	6.705	357	72.45	716
SIVA	204	93,570,194.26	11.67%	6.799	375	76.44	724
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	687	327,635,331.97	40.88%	6.791	359	74.23	696
Purchase	636	350,008,168.93	43.67%	6.681	359	78.05	710
Rate/Term Refinance	253	123,830,341.44	15.45%	6.639	361	74.96	701
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units	154	70,243,183.31	8.76%	6.914	358	74.81	710
Condominium	148	69,821,234.73	8.71%	6.697	357	76.83	706
PUD	327	175,050,436.33	21.84%	6.646	360	76.32	708
Single Family	947	486,358,987.97	60.68%	6.721	359	75.95	700
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	253	104,408,449.43	13.03%	7.086	358	74.00	719
Primary	1,260	667,025,956.65	83.22%	6.667	360	76.36	700
Second Home	63	30,039,436.26	3.75%	6.602	359	75.21	723
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	50	19,044,932.60	2.38%	6.737	360	76.25	711
Arkansas	1	469,577.94	0.06%	7.393	355	95.00	683
California	1,077	582,704,599.23	72.70%	6.752	360	76.02	704
Colorado	28	9,622,240.05	1.20%	6.621	358	76.84	728
Connecticut	8	4,582,062.03	0.57%	6.211	357	74.88	665
Delaware	2	589,943.04	0.07%	6.887	358	46.49	740
District of Columbia	2	1,124,718.46	0.14%	6.693	358	80.00	692
Florida	121	56,353,552.45	7.03%	6.727	357	75.62	708
Georgia	5	2,166,744.71	0.27%	6.864	356	77.42	695
Hawaii	5	4,791,521.60	0.60%	6.444	357	64.52	725
Idaho	6	923,892.94	0.12%	6.644	357	73.52	715
Illinois	8	2,882,968.44	0.36%	5.937	357	79.74	684
Indiana	2	111,193.04	0.01%	7.193	358	79.71	672
Kentucky	1	143,753.98	0.02%	7.193	358	77.01	769
Louisiana	1	513,256.61	0.06%	6.568	352	90.00	727
Maryland	20	9,819,133.99	1.23%	6.144	357	72.88	698
Massachusetts	9	4,586,893.38	0.57%	6.753	358	76.32	680
Michigan	11	3,559,801.79	0.44%	7.069	357	79.70	683
Minnesota	4	1,408,271.13	0.18%	6.862	358	79.71	679
Missouri	2	411,724.45	0.05%	6.867	358	76.41	711
Montana	1	373,606.60	0.05%	7.068	356	80.00	745
Nevada	60	25,977,911.23	3.24%	6.709	358	75.31	713
New Hampshire	2	441,752.56	0.06%	7.646	358	74.01	681
New Jersey	11	6,739,436.80	0.84%	7.004	358	73.24	654
New York	17	8,920,461.73	1.11%	6.049	358	77.10	699
North Carolina	1	606,361.04	0.08%	6.018	356	80.00	783
Ohio	5	1,496,137.98	0.19%	6.484	358	79.04	684
Oklahoma	1	400,895.19	0.05%	7.018	357	71.43	653
Oregon	7	3,361,036.88	0.42%	6.852	357	79.05	683
Pennsylvania	9	2,577,919.16	0.32%	6.662	358	79.15	701
Rhode Island	3	1,423,232.31	0.18%	6.834	358	78.07	713
South Carolina	5	4,327,179.62	0.54%	6.671	358	72.84	728
Texas	2	677,162.17	0.08%	6.627	357	83.70	691
Utah	7	3,184,520.16	0.40%	6.722	357	79.10	682
Virginia	44	21,469,218.82	2.68%	6.492	357	78.23	683
Washington	35	13,153,483.92	1.64%	6.688	358	76.87	689
Wisconsin	3	532,744.31	0.07%	6.880	356	79.23	704
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	2	1,485,788.87	0.19%	4.724	357	72.32	662
1.500 - 1.999	4	2,028,679.80	0.25%	5.500	356	80.00	703
2.000 - 2.499	56	36,373,743.79	4.54%	5.907	359	75.22	715
2.500 - 2.999	446	245,968,653.79	30.69%	6.419	357	74.82	711
3.000 - 3.499	787	396,942,431.97	49.53%	6.818	359	76.12	700
3.500 - 3.999	219	94,236,869.23	11.76%	7.138	367	76.92	693
4.000 - 4.499	35	13,936,745.89	1.74%	7.730	359	80.95	717
4.500 - 4.999	26	10,053,868.28	1.25%	8.250	357	87.23	694
5.000 - 5.499	1	447,060.72	0.06%	8.618	357	90.00	667
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000 - 1.499	3	2,029,576.81	0.25%	5.386	357	71.69	664
1.500 - 1.999	5	2,709,399.81	0.34%	5.894	356	80.00	687
2.000 - 2.499	56	36,373,743.79	4.54%	5.907	359	75.22	715
2.500 - 2.999	446	245,968,653.79	30.69%	6.419	357	74.82	711
3.000 - 3.499	786	396,261,711.96	49.44%	6.818	359	76.12	700
3.500 - 3.999	218	93,693,081.29	11.69%	7.137	367	76.96	693
4.000 - 4.499	35	13,936,745.89	1.74%	7.730	359	80.95	717
4.500 - 4.999	26	10,053,868.28	1.25%	8.250	357	87.23	694
5.000 - 5.499	1	447,060.72	0.06%	8.618	357	90.00	667
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1,340	695,581,718.70	86.79%	6.697	357	75.86	701
10.500 -10.999	3	1,190,164.89	0.15%	7.182	355	81.14	699
11.000 -11.499	8	2,947,731.79	0.37%	8.230	357	88.64	672
12.000 -12.499	1	529,999.48	0.07%	8.368	356	85.69	628
12.500 -12.999	221	99,885,948.39	12.46%	6.818	375	76.67	722
19.500 -19.999	3	1,338,279.09	0.17%	6.543	359	68.85	716
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,353	700,650,617.28	87.42%	6.707	357	75.94	700
10.000	9	3,679,155.34	0.46%	7.105	457	78.22	712
10.250	1	638,753.62	0.08%	6.375	359	68.09	729
10.500	10	3,588,552.07	0.45%	7.349	359	75.17	716
11.000	120	52,791,630.33	6.59%	6.838	359	77.00	725
11.250	5	1,865,931.81	0.23%	6.466	359	79.26	746
11.500	75	36,920,922.80	4.61%	6.720	391	76.10	719
17.650	3	1,338,279.09	0.17%	6.543	359	68.85	716
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
N/A	1,353	700,650,617.28	87.42%	6.707	357	75.94	700
12.500	220	99,484,945.97	12.41%	6.812	375	76.63	723
19.900	3	1,338,279.09	0.17%	6.543	359	68.85	716
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
03/01/06	1,576	801,473,842.34	100.00%	6.719	359	76.01	703
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Neg Amort Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
110	240	109,743,686.79	13.69%	6.747	373	76.57	721
115	1,336	691,730,155.55	86.31%	6.715	357	75.92	700
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703

Originator	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Countrywide	1,353	700,650,617.28	87.42%	6.707	357	75.94	700
Paul Financial	223	100,823,225.06	12.58%	6.809	374	76.53	723
Total	1,576	801,473,842.34	100.00%	6.719	359	76.01	703